EXHIBIT 24.1

ROBERT L. WHITE & ASSOCIATES

CERTIFIED PUBLIC ACCOUNTANTS
988 OHIO PIKE, SUITE 2
CINCINNATI, OHIO 45245
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                                                        Telephone (513) 943-1040
                                                              Fax (513) 943-7760







                         Report of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of SATX, Inc., a Nevada corporation on Form S-8 of our report dated March 20, 2000 appearing in the incorporated by reference Report on Form 10-SB of SATX, Inc. for the year ended December 31, 1999.




/s/ ROBERT L. WHITE & ASSOCIATES
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Robert L. White & Associates
Certified Public Accountants